UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 7, 2005

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.
1-12577	SITEL CORPORATION	47-0684333

MINNESOTA

(State or Other Jurisdiction of Incorporation or Organization)

7277 WORLD COMMUNICATIONS DRIVE OMAHA, NEBRASKA	68122
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-6810

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the Company’s restructuring plan, including the planned reduction of ongoing operating expenses, the anticipated amounts of restructuring costs, the impact of the reduction in force on the Company’s headcount, the timetable for completion of the restructuring plan, and the planned closure of facilities. These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, the Company’s ability to implement the restructuring plan according to the timetable and to the extent currently anticipated, possible changes in the size and components of the operating expense reductions, the impact of personnel reductions, the Company’s ability to project accurately cost savings and changes from the restructuring plan and general economic conditions. Actual results could differ materially from those set forth in the forward-looking statements as a result of such risk factors as well as other risks and uncertainties.

Item 2.05.              Costs Associated with Exit or Disposal Activities.

During 2004, the Company initiated a profit improvement plan comprised of a set of initiatives. One of the initiatives was cost reduction.

On July 7, 2005, in continuation of the previously announced profit improvement plan, the Company committed to additional actions to reduce ongoing operating expenses, consolidate facilities, and reduce its workforce. The additional actions include closing and consolidating certain facilities in Northern Europe and reducing net headcount by a total of approximately 60 employees. We expect approximately 20 positions will be reduced by attrition and the remainder by severance. As a result of the facility closures, the Company will no longer be able to maintain certain minimum employment levels required to retain government grants received and recorded as a reduction of operating expenses in previous periods. Consequently, the Company will record a charge to establish a liability for the obligation to repay such amounts. The actions also include disposing of certain capital equipment. The Company expects to complete these activities by the end of fiscal year 2005.

In connection with these actions, the Company estimates that it will record a total of $7.0 million to $9.0 million of costs. The Company expects a majority of the charge to be recognized in the third quarter of fiscal year 2005 with the remainder recorded by the end of fiscal year 2005. The majority of the severance costs are expected to be paid out during the Company’s fourth quarter of fiscal year 2005, and the facilities costs are expected to be paid out over the remaining lease terms, which range from several months to approximately 5 years.

The following table illustrates the anticipated costs by major categories (in millions):

Description	Estimated Range
Cash charges:
Employee severance	$1.4	to	$1.7
Facilities leases	2.0	to	2.7
Grant reimbursement	2.8	to	3.6
Total cash charges	6.2	to	8.0

Non-cash charges:
Fixed asset disposals	0.8	to	1.0
Total non-cash charges	0.8	to	1.0

Total charges	$7.0	to	$9.0

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SITEL Corporation
(Registrant)

Date: July 13, 2005	By	/s/	Jorge A. Celaya
Jorge A. Celaya
Chief Financial Officer